Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (Files Nos. 333-87005, 333-49264 and 333-136234) on Form S-8 of Central Bancorp, Inc. and Subsidiary of our report dated June 17, 2011, relating to our audit of the consolidated financial statements as of and for the year ended March 31, 2011, included in this Annual Report on Form 10-K of Central Bancorp, Inc. and Subsidiary.

/s/ McGladrey LLP

Boston, Massachusetts

June 18, 2012